                                                                     Exhibit 3.9
[SEAL]
LLC-1011
(10/01)

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          ARTICLES OF ORGANIZATION OF A
                       DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.   The name of the limited liability company is

                          Brambleton Neighborhoods, LLC
    (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", LC", "L.L.C" or "LLC")

2.   A.   The name of the limited liability company's initial registered agent is Steven B. Alloy.

     B.   The registered agent is (mark appropriate box):

          (1)  an INDIVIDUAL who is resident of Virginia AND

               [ ] a member/manager of the limited liability company

               [X] an officer/director of a corporate member/manager of the limited liability company

               [ ] a general partner of a general or limited partnership that is a member/manager of the limited liability company

               [ ] a trustee of a trust that is a member of the limited liability company

               [ ]  a member of the Virginia State Bar

                                       OR

          (2) [X] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. The limited liability company's initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is:

                      1881 Campus Commons Drive, Suite 101
                                 (number/street)

    Reston                              VA                                20191,
(city or town)                                                             (zip)

     which is located in the [ ] city OR [x] county of Fairfax.

4. The post office address, including the street and number, if any, of the principal office is

                      1881 Campus Commons Drive, Suite 101
                                 (number/street)

    Reston                              VA                                20191.
(city or town)                                                             (zip)

5.   Signature:


/s/ Richard N. Gale                                                March 6, 2002
-----------------------------------                                    (date)
(signature)

Richard N. Gale
(printed name)

                         SEE INSTRUCTIONS ON THE REVERSE